Exhibit 10.33
[Form of Stock Option Agreement for Employees]

ALEXION PHARMACEUTICALS, INC.
2017 INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
THIS AGREEMENT (this “Agreement”), by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you (the “Optionee”) sets forth the terms and conditions of an award of stock options granted to the Optionee on the date (the “Grant Date”) set forth in the Award Letter (defined in Section 1 hereof) under the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan (as amended and in effect from time to time, the “Plan”), which is incorporated herein by reference.
W I T N E S S E T H:
WHEREAS, pursuant to the Plan, the Company desires to grant to the Optionee, and the Optionee desires to accept, an option to purchase shares of Stock, upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
NOW, THEREFORE, the parties hereto agree as follows:
1.Grant. The Company hereby grants to the Optionee on the Grant Date, an option (this “Option”) to purchase the number of shares of Stock, at the exercise price per share, in each case, set forth in a notice of award or an award letter dated as of the Grant Date and separately delivered to the Optionee in connection with this Agreement (the “Award Letter”), subject to the terms and conditions of the Plan and this Agreement. This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
2.    Vesting; Expiration. Except as otherwise provided herein, in the Plan, or in an effective employment or other written agreement between the Optionee and the Company or any of its affiliates, this Option shall become vested in the portions and on the dates specified in the Award Letter or as otherwise provided in this Agreement (each such date, a “Vesting Date”), provided that the Optionee remains in continuous Employment from the Grant Date through each applicable Vesting Date. Unless earlier terminated or forfeited, this Option shall expire if and to the extent it is not exercised on or prior to the tenth anniversary of the Grant Date (the “Expiration Date”).
3.    Exercise and Payment.
(a)    The Optionee may exercise this Option or any portion thereof once it has vested in accordance with the terms of the Award Letter or as provided for herein. Each election to exercise this Option shall be made in accordance with such rules and procedures as the broker or other third-party administrator retained in connection with the administration of the Plan shall prescribe, or in accordance with such other procedures as the Administrator may determine. An election to exercise this Option shall be made by the Optionee or the Optionee’s executor, administrator, or legally appointed representative (in the event of the Optionee’s incapacity) or the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (in such an event, such person or persons shall be deemed to be the “Optionee” for purposes of this Agreement), and in all cases in accordance with the terms of this Agreement and the Plan, accompanied by payment in full of the exercise price, in cash or bank or certified check (or by such other method as determined by the Administrator), together with the amount, if any, deemed necessary by the Company to enable it to satisfy any tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligation). In the event that this Option is exercised by an individual other than the original Optionee, the Company will be under no obligation to deliver shares of Stock hereunder unless and until it is satisfied as to the authority of the individual to exercise this Option. The Optionee authorizes the Company and its affiliates to withhold such amounts as may be necessary to satisfy the applicable federal, state and local withholding tax requirements that may arise in connection with this Option from any amounts otherwise owed to the Optionee, but nothing in this sentence may be construed as relieving the Optionee of any liability for satisfying his or her tax obligations.
(b)    On the Expiration Date, to the extent any portion of this Option is vested and is scheduled to terminate in accordance with the terms of this Option, if the Option is unexercised and the per share exercise price is less than the closing price of the Stock on that date, the vested portion of this Option will be deemed to have been exercised at the close of business on that date. As promptly as practicable thereafter, the Company will deliver to the Optionee that number of shares subject to the vested portion of this Option less the number of shares with a value that is equal to the aggregate fair market value of (1) the aggregate exercise price of the vested portion of this Option and (2) the amount necessary to satisfy any required withholding of taxes or social insurance contributions (but not in excess of the maximum amount prescribed by Section 6(a)(6) of the Plan).
4.    Rights as Stockholder. No shares of Stock shall be sold or delivered hereunder until full payment (including all taxes required to be withheld) for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares of Stock covered by this Option until such shares are issued to the Optionee. Except as otherwise provided herein or in the Plan, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.
5.    Nontransferability. This Option may not be transferred except as expressly permitted by Section 6(a)(3) of the Plan.
6.    Termination of Employment.
(a)    Death. Except as otherwise provided in an effective employment or other written agreement between the Optionee and the Company or any of its affiliates, if the Optionee’s Employment terminates due to his or her death, then that portion of this Option that is not vested and exercisable on the date of termination shall immediately become fully vested and exercisable, and, subject to Sections 6(d) and 8 below, this Option, to the extent outstanding on the date of such termination, shall remain exercisable by the Optionee (or the Optionee’s beneficiary or legal representative) until the Expiration Date and, to the extent not exercised during such period, shall immediately terminate on the Expiration Date.
(b)    Disability. Except as otherwise provided in an effective employment or other written agreement between the Optionee and the Company or any of its affiliates, if the Optionee’s Employment is terminated by the Company due to his or her Disability, then fifty percent (50%) of that portion of this Option that is not vested and exercisable on the date of termination shall immediately become fully vested and exercisable on the date of such termination, and subject to Sections 6(d) and 8 below, the portion of this Option that is outstanding and vested and exercisable on the date of termination may be exercised by the Optionee (or his or her legal representative) until the earlier of (x) the first anniversary of the date of termination (or, if the Optionee dies within one (1) year of such termination of Employment, the Expiration Date) and (y) the Expiration Date and, to the extent not exercised during such period, shall immediately terminate. The portion of this Option that is not vested and exercisable on the date of termination of the Optionee’s Employment (after giving effect to the accelerated vesting provided for herein) shall immediately terminate on such date. For purposes of this Agreement, “Disability” shall mean, unless otherwise defined in an effective employment or other written agreement between the Optionee and the Company or any of its affiliates (in which case, such meaning shall apply for so long as such agreement is in effect),the inability of an Optionee to perform the customary duties of his or her Employment by reason of a physical or mental incapacity which is expected to result in death or to be of indefinite duration, that is certified by the Company’s long-term disability insurance carrier in writing to the Company or the Optionee, and provided that the Optionee has been on a leave of absence approved by the Company for at least six (6) months immediately prior to the date of termination of the Optionee’s Employment. The final determination of whether the Optionee has been terminated for Disability shall be made by the Company.
(c)    Position Elimination. Except as otherwise provided in an effective employment or other written agreement between the Optionee and the Company or any of its affiliates, if the Optionee’s Employment is terminated by the Company due to a “position elimination” or “workforce restructuring” as such terms are defined in the Company’s then-applicable severance policy, but not including any termination for Cause or any termination for insufficient performance as determined by the Company or any of its affiliates, then the portion of the Option that would have become vested and exercisable had the Optionee’s Employment continued for the Additional Vesting Credit Period (as defined below) following the date of termination shall immediately become fully vested and exercisable on the date of such termination provided that the Optionee executes a separation agreement agreed to with the Company. Subject to Sections 6(d) and 8 below, the portion of this Option that is outstanding and vested and exercisable on the date of termination may be exercised by the Optionee (or his or her legal representative) until the earlier of (x) 180 days following the date of termination and (y) the Expiration Date and, to the extent not exercised during such period, shall immediately terminate. The portion of this Option that is not vested and exercisable on the date of termination of the Optionee’s Employment (after giving effect to the accelerated vesting provided for herein) shall immediately terminate on such date. For purposes of this Agreement, the “Additional Vesting Credit Period” shall mean one (1) year if the Optionee was Employed at or above the Executive Director or Vice President level and six (6) months if the Optionee was Employed below the Executive Director level. The provisions of this Section 6(c) shall be subject to any additional restrictions or limitations of any then-applicable severance policy of the Company.
(d)    Termination for Cause or at a Time when Cause Exists. Notwithstanding anything to the contrary in this Agreement, if the Optionee’s Employment is terminated by the Company or an affiliate for Cause, or if, at the time of the Optionee’s termination of Employment, grounds for a termination for Cause exist, then this Option (whether or not then vested and exercisable) shall immediately be forfeited and terminate without any consideration due or payable to the Optionee.
(e)    Other Termination. Except as otherwise provided in an effective employment or other written agreement between the Optionee and the Company or any of its affiliates, if the Optionee’s Employment terminates for any reason not covered by Sections 6(a) through 6(d) above, then: (i) that portion of this Option that is not vested and exercisable on the date of termination shall immediately terminate, and (ii) subject to Sections 6(d) and 8, that portion of this Option that is outstanding and vested and exercisable on the date of termination shall remain exercisable by the Optionee until the earlier of (x) the ninetieth day following the date of termination and (y) the Expiration Date and, to the extent not exercised during such period, shall immediately be forfeited and terminate without any consideration due or payable to the Optionee.

7.    Change in Control.
(a)    Unless otherwise provided in an effective employment or other written agreement between the Optionee and the Company or any of its affiliates, if (i) in connection with a Change in Control, this Option, to the extent outstanding immediately prior to such Change in Control, is assumed or continued, or a new award is substituted for this Option by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 7(a)(1) of the Plan, and (ii) at any time within the twenty-four (24)-month period following the Change in Control, the Optionee’s Employment is terminated by the Company (or its successor) or an affiliate without Cause or the Optionee terminates his or her Employment for Good Reason (as defined below), this Option (or the award substituted for this Option), to the extent then outstanding but not then vested, will automatically vest in full at the time of such termination of Employment. If in connection with a Change in Control this Option is not assumed or continued, or a new award is not substituted for this Option by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 7(a)(1) of the Plan, this Option, to the extent outstanding immediately prior to such Change in Control but not then vested, will automatically vest in full upon the consummation of such Change in Control.
(b)    For purposes of this Agreement, “Good Reason” shall mean, unless otherwise defined in an effective employment or other written agreement between the Optionee and the Company or any of its affiliates then in effect (in which case, such meaning shall apply for so long as such agreement is in effect), the occurrence of any of the following, without the Optionee’s prior consent:
1.    relocation of the Optionee’s place of Employment to a location that is more than thirty (30) miles from the Optionee’s principal place of Employment prior to the Change in Control; or
2.    a material diminution of the Optionee’s base salary or annual bonus target percentage (i.e., percentage of base salary fixed during the performance year) from the Optionee’s base salary or annual bonus target percentage in effect as of immediately prior to the Change in Control (or, if greater, following such Change in Control).
A termination of Employment will qualify as a termination for Good Reason only if (i) the Optionee gives the Company written notice, within ninety (90) days of the first existence or occurrence of any of the conditions specified above; (ii) the Company fails to cure the condition(s) within thirty (30) days of receiving such written notice; and (iii) the Optionee terminates his or her Employment not later than thirty (30) days following the end of such thirty (30)-day period.
8.    Cancellation of Option and Recoupment of Gains. Notwithstanding anything herein to the contrary, if the Optionee is not in compliance with all material applicable provisions of this Agreement and the Plan, or if the Optionee engages in a Detrimental Activity or breaches any other Company policy or covenant with the Company to which the Optionee is bound, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict this Option at any time, and, at the Company’s request, the Optionee shall reimburse the Company any gains realized by the

Optionee on the exercise of this Option. Upon exercise of this Option, if requested by the Company, the Optionee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of this Agreement and the Plan and has not engaged in any Detrimental Activity. In addition, the Optionee expressly acknowledges that this Option is subject to the restrictions set forth in Section 6(a)(5) of the Plan, including that this Option is subject to any clawback or recoupment policy of the Company or any of its affiliates, as in effect from time to time.
For purposes of this Agreement, “Detrimental Activity” shall mean any of the following, unless authorized in advance by the Company: (1) during the Optionee’s Employment, the rendering of services for any organization, or engaging directly or indirectly, whether as an employee or independent contractor or otherwise, whether with or without compensation, in any business that is or becomes competitive with all or any portion of the business of the Company or any of its affiliates; (2) the disclosure to anyone outside the Company or any of its affiliates, or the use in other than the Company’s or any of its affiliates’ business, without prior authorization from the Company, of any confidential information or material relating to the business of the Company or any of its affiliates, acquired by the Optionee either during or after his or her Employment, (3) the failure or refusal to disclose promptly and to assign to the Company or any of its affiliates all rights, title and interest in any invention or idea, patentable or not, made or conceived by the Optionee during his or her Employment, relating in any manner to the actual or anticipated business, research or development work of the Company or any of its affiliates, or the failure or refusal to do anything reasonably necessary to enable the Company or any of its affiliates to secure a patent where appropriate in the United States and in other countries; or (4) any attempt, directly or indirectly, by the Optionee to induce any employee or other service provider of the Company or any of its affiliates to be employed or perform services elsewhere, or any attempt, directly or indirectly, by the Optionee to solicit the trade or business of any current or prospective customer, supplier, consultant, vendor, or partner of the Company or any of its affiliates during his or her Employment.

9.    No Employment or Other Service Rights. Nothing in this Agreement shall confer on the Optionee any right to continue in the employment or service of the Company or any of its affiliates, or in any way interfere with the right of the Company or any of its affiliates to terminate the Employment of the Optionee at any time.
10.    Securities Restrictions. This Option shall not be exercisable for such period as may be required to comply with the federal securities laws, state “blue sky” laws, an applicable listing requirement of any applicable securities exchange and any other law or regulation applicable to the exercise of this Option, and the Company shall not be obligated to issue or deliver shares of Stock hereunder if the issuance or delivery of such shares would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.
11.    Acknowledgements and Authorizations. The Optionee acknowledges the following:
(a)    The grant of this Option is a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of any such award or any other benefits in the future.
(b)    The Plan is a voluntary program of the Company and it may be modified, amended, suspended or terminated by the Company at any time. Future awards, if any, will be at the sole discretion of the Company and the Administrator, including, but not limited to, the timing of any award, the amount of any award, vesting provisions and purchase price, if any.
(c)    The value of this Option is an extraordinary item of compensation outside of the scope of the Optionee’s Employment. As such, this Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments. The future value of the shares of Stock covered by this Option is unknown and cannot be predicted with certainty.
(d)    The Optionee authorizes the Company to use and disclose to any agent administering the Plan or providing recordkeeping services with respect to the Plan such information and data as the Company shall request in order to facilitate the grant of this Option, the administration of this Option and the administration of the Plan, and the Optionee waives any data privacy rights he or she may have with respect to such information or the sharing of such information.
12.    Provisions of the Plan. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof (except as expressly provided herein). The Optionee acknowledges that he or she received a copy of the Plan prior to the date of this Agreement. By acceptance of this Option, the Optionee agrees to be subject to the terms of the Plan.
13.    Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

14.    Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.
15.    Company Signature; Optionee Electronic Acknowledgment. An authorized representative has signed this Agreement below. By acknowledging acceptance of the terms of this Agreement through an electronic acknowledgment system established by the Company or its designated broker, the Optionee agrees to be bound by all of the terms of this Agreement and the Plan. This Option will not become effective, and the Optionee will therefore have no rights to or in this Option, until the Optionee acknowledges his or her acceptance of the terms of this Agreement in the manner required by the Company.
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IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ALEXION PHARMACEUTICALS, INC.

By: ______________________________
Name:
Title:

THE OPTIONEE

__________________________________
Name:

Address: